SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 17, 2007
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

California	0-26946	94-3125814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 21, 2007, Intevac, Inc. (“Intevac”) announced that Charles B. Eddy III, Intevac’s Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary would be retiring from his positions at Intevac in August 2007. Mr. Eddy will continue to work for Intevac on a part-time basis for the next two years.
     On May 21, 2007, Intevac also announced that Jeff Andreson will join Intevac as Executive Vice President of Finance on June 18, 2007, and will succeed Mr. Eddy as Chief Financial Officer on August 13, 2007. Mr. Andreson, 45, is joining Intevac from Applied Materials, Inc., where he has served as Managing Director and Controller of the Applied Global Services product group. Since joining Applied Materials in 1995, Mr. Andreson has held a number of senior financial positions, including Managing Director, Global Financial Planning and Analysis; Controller, Metron subsidiary; Controller, North American Sales and Service; and Controller, Volume Manufacturing. From 1989 through 1995, Mr. Andreson held various roles at Measurex Corporation. Mr. Andreson holds an M.B.A. from Santa Clara University and a B.S. in Finance from San Jose State University.
     Mr. Andreson is not a party to any arrangement or understanding pursuant to which he was selected as an officer, nor is Mr. Andreson a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.
     Intevac’s May 21, 2007 press release regarding the matters set forth above is included as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
99.1	Press release issued by Intevac, Inc. on May 21, 2007

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: May 21, 2007	By:	/s/ Charles B. Eddy III
Charles B. Eddy III
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
No	Description

99.1	Press release issued by Intevac on May 21, 2007